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                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Global Preferred Holdings, Inc.:


We consent to incorporation by reference in Registration Statement No. 333-88104 on Form S-8 of our report dated March 14, 2003, relating to the consolidated statements of income, stockholders' equity and comprehensive income and cash flows of Global Preferred Holdings, Inc. and subsidiaries for the year ended December 31, 2002, which appears in the December 31, 2004 Annual Report on Form 10-K of Global Preferred Holdings, Inc. and subsidiaries.



/s/ KPMG LLP
Atlanta, Georgia
March 29, 2005